Exhibit 99.1

FOR IMMEDIATE RELEASE

Gadsden Properties, Inc. Begins Trading Under New Ticker Symbol GADS

SCOTTSDALE, AZ — November 12, 2019 — Gadsden Properties, Inc. (OTC Pink: FCRE; TASE: FCRE “Gadsden”) announced that, effective today, November 12, 2019, it will begin trading under its new ticker symbol “GADS”. The new symbol is another step toward becoming a publicly traded REIT and will better align Gadsden with a ticker symbol that reflects its public identity.

“We believe this is a significant step in our Company’s transformation securing a distinctive place for us within the real estate market,” stated John Hartman, Chief Executive Officer of Gadsden Properties, Inc. “We hope this step is a precursor to an eventual up-listing to a major Exchange, which will allow us to better engage with our existing and new shareholders.” Mr. Hartman concluded, “This new identity will support our future growth as an established REIT through value-added acquisitions of retail and mixed-use real estate assets located in non-gateway markets.”

About Gadsden

Gadsden Properties, Inc. (formerly FC Global Realty Incorporated) is a Nevada corporation that was formed on December 28, 2010.  Gadsden concentrates primarily on investments in high quality income-producing assets, residential developments and other opportunistic commercial properties in secondary and tertiary markets across the United States. The Company derives value from smaller, flexible retail investments that range from $5 million to $50 million and off-market mixed-use properties ranging from $50 million to $250 million. As a result of this chosen strategy, we believe that Gadsden is developing a unique competitive advantage that generally allows the Company to invest in markets and assets that are often overlooked by larger institutional investors, such as publicly-traded REITs and other large institutional investors. As part of its strategy, Gadsden attracts specific sellers that prefer the tax deferral advantages offered through issuing operating partnership units in exchange for their properties. These real estate assets are typically operated by independent owners that are seeking to monetize their real estate holdings, and who are typically not well capitalized or well-seasoned real estate operators. These transactions create a variety of outcomes for Gadsden and the sellers – typically resulting in lease-up and value-added opportunities that may not be otherwise achieved. Additional information about Gadsden Properties, Inc. may be found online at www.gadsdenreit.com.

Forward-Looking Statements

This press release contains statements that do not relate to historical facts, but are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements can generally (although not always) be identified by their use of terms and phrases such as anticipate, appear, believe, continue, could, estimate, expect, indicate, intend, may, plan, possible, predict, project, pursue, will, would and other similar terms and phrases, as well as the use of the future tense. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on current beliefs, expectations and assumptions regarding the future of the business of Gadsden, as applicable, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements in this press release speak only as of the date hereof. Unless otherwise required by law, we undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

Materials have been filed with the SEC, including a Current Report on Form 8-K which was filed on March 15, 2019 announcing that the Company entered into a Stock Purchase Agreement with Gadsden Growth Properties, Inc., a Maryland corporation, pursuant to which the Company purchased partnership interests in Gadsden Growth Properties’ operating subsidiary in exchange for securities in the Company, and a Current Report on Form 8-K that was filed on April 11, 2019, announcing the closing of that transaction. INVESTORS AND SECURITY HOLDERS OF GADSDEN ARE URGED TO READ THESE FILINGS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of all documents, when available, filed with the SEC by Gadsden through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Gadsden will be available free of charge within the Investors section of the website at www.gadsdenreit.com.

CONTACTS

Investor Relations

Mary Jensen

mary@gadsdenreit.com

(310) 526-1707